Exhibit 2.1.1     Amendment to Articles dated November 30, 1998.

FILED in the office of the Secretary of State of the
STATE OF NEVADA (seal)
November 30, 1998          File No. C 6197-96

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION
OF SHELL, INC.

The undersigned, being the President and Secretary of Shell, Inc., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 20th March 1998, it was voted that this CERTIFICATE AMENDING ARTICLES be filed.

The undersigned further certify that ARTICLE FOUR of the original Articles of Incorporation filed on the 20th Day of March, 1996 herein is amended to read as follows;

RESOLVED:  That ARTICLE FOUR is hereby amended to read as follows:

The total number of authorized capital stock is increased to Fifty Million (50,000,000) shares at $.0001 par value per share shall be authorized. Said shares at $.0001 par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

RESOLVED: That the Corporation declare a 1 to 100 forward stock split to be effective April 1, 1998.

The undersigned hereby certify that they have on this 20th March 1998 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

________//SS//_____________
        ------
Vivienne Furlong, President


________//SS//_____________
        ------
Maggie Abbott, Secretary


STATE OF CALIFORNIA
COUNTY OF RIVERSIDE

On November 16, 1998, before me, Mike Eves, Notary Public, appeared Vivienne Furlong & Maggie Abbott, proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies) and that by their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal,

_____//SS//__Mike Eves_____
Signature of Notary Public